Exhibit 99.1
2008 Annual Incentive Program Goals and Awards for Named Executive Officers Alexander Davern, Chief Financial Officer, Senior Vice President Manufacturing & IT Operations; Treasurer
2008 Officer Bonus Goals	% Goal Weighting	$ Goal Value

1) Achieve worldwide on-time delivery goal rate
2) Improve designated virtual system quality
3) Improve second designated virtual system quality
4) Improve overall quality
5) Achieve gross margin goal
6) Ensure 2008 spending within budget
7) Receipt of attestation report from NI's independent registered public accounting firm indicating no material weaknesses in NI's internal control over financial reporting for the fiscal year ended December 31, 2008
Total

	20% 10% 10% 10% 20% 20% 10% 100%	$18,300 $ 9,150 $ 9,150 $ 9,150 $18,300 $18,300 $ 9,150 $91,500
Timothy Dehne, Senior Vice President, Research & Development
2008 Officer Bonus Goals	% Goal Weighting	$ Goal Value

1) Achieve scheduled product development release goals
2) Improve designated virtual system quality
3) Improve second designated virtual system quality
4) Improve overall quality
5) Achieve goal rate for new product revenue in relation to total revenue
6) Achieve gross margin goal
7) Meet worldwide engineering recruiting goals
8) Achieve revenue and profitability goals for one designated subsidiary
Total

	30% 5% 5% 10% 15% 20% 10% 5% 100%	$25,380 $ 4,230 $ 4,230 $ 8,460 $12,690 $16,920 $ 8,460 $ 4,230 $84,600
Peter Zogas, Senior Vice President, Sales & Marketing
2008 Officer Bonus Goals	% Goal Weighting	$ Goal Value

1) Achieve goal rate for new product revenue in relation to total revenue
2) Achieve hiring plan for Field and SE sales force
3) Create repeatable process for POCs
4) Meet revenue goals for two specified products
5) Meet revenue goals for two additional specified products
6) Meet 2008 worldwide sales and marketing budget
7) Report Monthly Revenue Forecast based on Opportunity Tracking System
Total

	15% 15% 10% 15% 10% 25% 10% 100%	$12,690 $12,690 $ 8,460 $12,690 $ 8,460 $21,150 $ 8,460 $84,600
John Graff, Vice President, Marketing, Customer Operations and Investor Relations
2008 Officer Bonus Goals	% Goal Weighting	$ Goal Value

1) Achieve goal rate for revenue from new products in relation to total revenue
2) Successful marketing of 4 new products
3) Achieve expense management goals
4) Achieve web traffic growth
5) Achieve sales operations implementation goals
6) Achieve business growth for revenue goals within specified order ranges and achieve opportunity growth at specified values
7) Implement Sustainability Program Goal and achieve user Contributive Content Goal
Total

10% 10% 20% 20% 15% 15% 10% 100%		$ 5,000 $ 5,000 $10,000 $10,000 $ 7,500 $ 7,500 $ 5,000 $50,000